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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 25, 1997

                              CRUISE AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
                 (State or other jurisdiction of incorporation)

          1-9471                                        59-1403609
 (Commission File Number)                  (I.R.S. Employer Identification No.)



       11 WEST HAMPTON AVENUE
            MESA, ARIZONA                                            85210
(Address of principal executive offices)                          (Zip Code)


                                 (602) 464-7300
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)




                                Page 1 of 4 Pages
                             Exhibit Index at Page 3


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ITEM 5.           OTHER EVENTS.

                  On November 25, 1997, Cruise America, Inc., a Florida corporation ("Cruise America"), Budget Group, Inc., a Delaware corporation ("Budget"), and CA Acquisition Corporation, a newly formed Florida corporation and wholly owned subsidiary of Budget ("Sub"), entered into a Plan and Agreement of Merger dated as of November 25, 1997 (the "Merger Agreement"), pursuant to which Sub will merge with and into Cruise America (the "Merger"), with Cruise America thereafter becoming a wholly owned subsidiary of Budget.

                  Pursuant to the terms of the Merger Agreement, each share of Cruise America common stock, $.01 par value per share (the "Cruise America Common Stock"), outstanding immediately prior to the effective time (the "Effective Time") of the Merger will be converted into the right to receive .28073 of a share of Budget's Class A common stock, $.01 par value per share (the "Budget Common Stock").

                  Each holder of Cruise America Common Stock who would otherwise be entitled to receive a fractional share of Budget Common Stock (after taking into account all of a holder's certificates representing shares of Cruise America Common Stock) will be entitled to receive cash, without interest, in lieu thereof.

                  It is intended that the Merger will qualify as a tax-free reorganization under 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes.

                  Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval of the holders of a majority of the outstanding shares of Cruise America Common Stock; (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) receipt of certain tax and legal opinions; and (iv) listing, subject to notice of issuance, on the New York Stock Exchange of the shares of Budget Common Stock to be issued in the Merger.

                  The Merger Agreement and the Merger will be submitted for approval at a special meeting of the shareholders (the "Special Meeting") of Cruise America. Prior thereto, Budget will file a registration statement (including a prospectus that will serve as a proxy statement for the Special Meeting) with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the shares of Budget Common Stock to be issued to Cruise America's shareholders in connection with the Merger.

                  In connection with the Merger Agreement, certain of Cruise America's shareholders, namely, Robert A. Smalley (Chairman of the Board of Cruise America), Randall S. Smalley (President and Chief Executive Officer of Cruise America), Robert A. Smalley, Jr. (Executive Vice President and Chief Operating Officer of Cruise America), and Sally Smalley DiLucente, who beneficially own or control in the aggregate approximately 29% of the outstanding shares of Cruise America Common Stock, have



                               Page 2 of 4 Pages
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         executed Irrevocable Proxy Agreements (the "Irrevocable Proxy
         Agreements") appointing Budget, with full power of substitution, as proxy holder to represent their shares at the Special Meeting and to vote in favor of approval of the Merger.

                  In connection with the execution of the Merger Agreement and the Irrevocable Proxy Agreements, Cruise America amended the Rights Agreement, dated as of March 8, 1989 (as amended, the "Rights Agreement"), between Cruise America and ChaseMellon Shareholder Services, LLC (formerly Mellon Securities Trust Company), as rights agent, so that: (i) execution of such agreements and consummation of the Merger and the other transactions contemplated thereby did not and will not cause the Rights (as such term is defined in the Rights Agreement) to be triggered or become exercisable; and (ii) the Rights Agreement will terminate at the Effective Time.

                  The foregoing summary of the Merger is qualified in its entirety by reference to the text of the Merger Agreement, Amendment No. 1 to the Rights Agreement and Budget's Press Release dated November 25, 1997, which are attached hereto as Exhibit 2.1, 4.1 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

        (c)     Exhibits

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

        2.1 Plan and Agreement of Merger dated as of November 25, 1997, among Budget Group, Inc., CA Acquisition Corporation and Cruise America, Inc.

        4.1 Form of Amendment No. 1 to Rights Agreement dated as of March 8, 1989 between Cruise America, Inc. and ChaseMellon Shareholder Services, LLC (formerly Mellon Securities Trust Company).

        99.1     Press Release of Budget Group, Inc. dated November 25, 1997.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CRUISE AMERICA, INC.




Date:  December 5, 1997                      By: /s/  ERIC R. BENSEN
                                                 -------------------------------
                                                      Eric R. Bensen
                                                      Chief Financial Officer












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